UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 11, 2013

TIGER JIUJIANG MINING, INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-54567	80-05552115
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

6/F, No.81 Meishu East Road, Kaohsiung, Taiwan	804
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 888-755-9766

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Appointment of Certain Officers and Directors; Departure of Certain Officers and Directors

On March 11, 20132, Michael Forster resigned as a director of the Corporation. His resignation was for personal reasons and not because of any disagreements between he and management of the Corporation.

As of the date of this periodic report, our Board of Directors is comprised of Ms. Chang Ya-Ping.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIGER JIUJIANG MINING, INC.

/s/ “Chang Ya-Ping

Chang Ya-Ping
President, Secretary, CEO and Director

Date: March 12, 2013